Exhibit 99.1

Cardio Diagnostics Announces Issuance of U.S. Patent for

Compositions and Methods for Detecting Predisposition to Cardiovascular Disease

CHICAGO, Ill – Cardio Diagnostics, Inc. ("Cardio Diagnostics" or the "Company"), a pioneering precision cardiovascular testing company, today announced that the U.S. Patent and Trademark Office has issued to the University of Iowa Research Foundation (“UIRF”) U.S. Patent No. 11,414,704 titled COMPOSITIONS AND METHODS FOR DETECTING PREDISPOSITION TO CARDIOVASCULAR DISEASE, which is exclusively licensed to the Company from UIRF, and that was co-invented by Cardio Diagnostics founders, Meesha Dogan, Ph.D., and Robert Philibert, MD Ph.D., the Chief Executive Officer and Chief Medical Officer of the Company, respectively.

Cardiovascular disease (“CVD”) is the leading cause of death in the United States, accounting for 1 in 4 deaths. Within CVD, coronary heart disease (“CHD”) is the most common type of CVD and the primary driver of heart attacks. Despite being largely preventable, the American Heart Association projects that by 2035, nearly 45% of Americans will have some form of CVD.

“Drs. Dogan and Philibert exemplify the excellence in innovation at the heart of the University of Iowa’s research,” said Marie Kerbeshian, executive director of the UIRF. “By tackling cardiovascular disease, among the deepest of challenges affecting our healthcare system, Cardio Diagnostics and the researchers from the University of Iowa will transform the cardiovascular disease care continuum.”

Epi+Gen CHD™, Cardio Diagnostics' first test and flagship product, utilizes this and other patented and proprietary technologies. Introduced in 2021, it is a three-year symptomatic CHD risk assessment test, targeting CHD events, including heart attacks. Epi+Gen CHD™ is a scientifically backed clinical test that is based on an individual’s objective genetic and epigenetic DNA biomarkers. The Company believes Epi+Gen CHD™ is the first clinical test for CHD primary prevention that provides personalized insights based on these two types of DNA biomarkers unique to every individual.

"We believe that the issuance of this patent further strengthens Cardio Diagnostics' position as a category maker in the use of epigenetic-genetic technologies to address the rising incidence of cardiovascular disease," stated Meesha Dogan, CEO, and co-founder of Cardio Diagnostics.

About Cardio Diagnostics, Inc.:

Cardio Diagnostics is a biotechnology company that makes cardiovascular disease prevention and early detection more accessible, personalized, and precise. The Company aims to become one of the leading medical technology companies for enabling improved prevention, early detection and treatment of cardiovascular disease. The Company's vision is to transform medical care for cardiovascular disease from reactive to proactive. With prevention and early detection as the new norm, epigenetics-based technologies driven by artificial intelligence will usher in an era of Precision Cardiovascular Testing. The Company's flagship solutions were developed in partnership with dedicated scientists and clinicians; Cardio Diagnostics' Epi+Gen CHD™ test helps clinicians better assess each patient's risk profile for cardiovascular disease.

For more information, see https://cardiodiagnosticsinc.com/.

About University of Iowa Research Foundation:

The University of Iowa Research Foundation is part of the University of Iowa Office of the Vice President for Research, which provides researchers and scholars with resources, guidance, and inspiration to secure funding, collaborate, innovate, and forge frontiers of discovery that benefit everyone. More at http://research.uiowa.edu, and on Twitter: @DaretoDiscover.

About Mana Capital Acquisition Corp.

Mana Capital Acquisition Corp. is a blank check company formed for the purpose of engaging in a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Its efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although it intends to focus its search on target businesses operating in North America, Europe and Asia in the healthcare, technology, green economy, and consumer products sectors.

No Offer or Solicitation

On May 31, 2022, Cardio Diagnostics, Inc. announced that the Company had entered into a definitive business combination agreement with Mana Capital Acquisition Corp. (“Mana Capital”). Mana Capital has filed a Form S-4 Registration Statement/proxy statement with the Securities and Exchange Commission in connection with the proposed Business Combination.

This press release is not a proxy statement or solicitation of a proxy, consent, or authorization concerning any securities or in respect of the proposed Business Combination. It shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Mana Capital or Cardio Diagnostics, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except utilizing a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Important Information and Where to Find it

In connection with the proposed Business Combination, Mana Capital has filed a registration statement on Form S-4 containing proxy materials in the form of a proxy statement with the SEC. The Form S-4 includes a proxy statement to be distributed to holders of Mana Capital’s common stock in connection with Mana Capital’s solicitation of proxies for the vote by Mana Capital’s stockholders with respect to the proposed Business Combination and other matters as described in the Form S-4, as well as the prospectus relating to the offer of securities to be issued to Cardio Diagnostics’s stockholders in connection with the proposed Business Combination. After the Form S-4 has been declared effective, Mana Capital will mail a definitive proxy statement, when available, to its stockholders. Investors and security holders and other interested parties are urged to read the Form S-4, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about Mana Capital, Cardio Diagnostics and the proposed Business Combination. Additionally, Mana Capital will file other relevant materials with the SEC in connection with the Business Combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Securityholders of Mana Capital are urged to read the Form S-4 and the other relevant materials when they become available before making any voting decision with respect to the proposed Business Combination because they will contain important information about the Business Combination and the parties to the Business Combination.

Participants in the Solicitation

Mana Capital and Cardio Diagnostics and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed Business Combination under the rules of the SEC. Security holders may obtain more detailed information regarding the names, affiliations, and interests of certain of Mana Capital’s executive officers and directors in the solicitation by reading Mana Capital’s Form S-4 and other relevant materials filed with the SEC in connection with the Business Combination when they become available. Information about the directors and executive officers of Mana Capital is set forth in Mana Capital’s annual report for the year ended December 31, 2021 on Form 10-K (the “Form 10-K”), which was filed with the SEC on March 31, 2022. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders in connection with the proposed Business Combination is set forth in the Form S-4. These documents can be obtained free of charge at www.sec.gov.

Cardio Diagnostics and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Mana Capital in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination is included in the Form S-4 filed in connection with the proposed Business Combination.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Mana Capital’s and Cardio Diagnostics’ actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Mana Capital’s and Cardio Diagnostics’ expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Mana Capital’s and Cardio Diagnostics’ control and are difficult to predict. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by Mana Capital and its management, and Cardio Diagnostics and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to: the risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Mana Capital’s Form S-1 (File No. 333-260360), Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q and registration statement on Form S-4 with the SEC (File No. 333-265308), as amended, which is subject to change and will include a document that serves as a prospectus and proxy statement of Mana Capital, and other documents filed by Mana Capital from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Mana Capital does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by law.

Contact:

Khullani M. Abdullahi. JD

pr@cardiodiagnosticsinc.com